Exhibit 10.3

STOCKHOLDERS AGREEMENT

by and among

C&J ENERGY SERVICES, INC.

and

THE OTHER PARTIES TO THIS AGREEMENT

Dated as of January 6, 2017

TABLE OF CONTENTS

		PAGE
ARTICLE 1
Definitions

Section 1.1	Definitions	1
Section 1.2	Other Definitional and Interpretive Matters	7

ARTICLE 2
Management of the Company and Certain Activities

Section 2.1	Board	8
Section 2.2	Actions Requiring Consent	13

ARTICLE 3
Preemptive Rights

Section 3.1	Preemptive Rights	15

ARTICLE 4
Corporate Opportunities

Section 4.1	Corporate Opportunities	18

ARTICLE 5
Termination

Section 5.1	Termination of Agreement	19
Section 5.2	Termination as to a Party	20
Section 5.3	Effect of Termination	20

ARTICLE 6
Miscellaneous

Section 6.1	Notices	20
Section 6.2	Governing Law	21
Section 6.3	Submission to Jurisdiction	21
Section 6.4	Waiver of Jury Trial	21
Section 6.5	Successors and Assigns	22
Section 6.6	Counterparts	22
Section 6.7	Severability	22
Section 6.8	Specific Performance	23
Section 6.9	No Waivers; Amendments	23
Section 6.10	Non-Recourse	23
Section 6.11	Action by Holders	24
Section 6.12	Further Assurances	24
Section 6.13	Entire Agreement	24
Section 6.14	Independent Agreement by the Holders	24

i

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of January 6, 2017, is entered into by and among (i) C&J Energy Services, Inc., a Delaware corporation (the “Company”), (ii) GSO Capital Solutions Fund II (Luxembourg) S.a.r.l. (together with GSO Capital Partners LP, and their Affiliates and Related Funds, “GSO”), (iii) Solus Opportunities Fund 5 LP, Solus Opportunities Fund 3 LP, Ultra Master Ltd and SOLA LTD (collectively and together with Solus Alternative Asset Management LP, and their Affiliates and Related Funds, “Solus”) and (iv) BlueMountain Foinaven Master Fund L.P., Blue Mountain Credit Alternatives Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Summit Trading L.P., BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Logan Opportunities Master Fund L.P. and BlueMountain Kicking Horse Fund L.P. (collectively and together with BlueMountain Capital Management, LLC, and their Affiliates and Related Funds, “Blue Mountain”). GSO, Solus and Blue Mountain are, collectively, the “Holders” and, individually, each a “Holder.”

Pursuant to, and in consideration of the obligations of the Company and the Holders under the Plan (as hereinafter defined), the premises, mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows effective as of the Effective Date (as herein defined):

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions.

1.1.1    As used herein, the following terms have the following meanings:

“Act of Bankruptcy” means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances: (a) such Person files a voluntary petition in bankruptcy or files any petition or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the Bankruptcy Code or any present or future applicable federal, state or other statute or Law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeks or consents to, or acquiesces in, the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce,” as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within 20 days, after entry of such order, judgment or decree); (b) such Person admits in writing its inability to pay its debts as they mature or is generally not paying its debts as they become due; or (c) such Person makes a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract (including proxy) or otherwise; provided, however, that (i) for the avoidance of doubt no Holder shall be deemed an affiliate of any other Holder solely on account of ownership of securities of the Company or being party to this Agreement, and no Holder shall be deemed an affiliate of the Company solely on account of being party to this Agreement and (ii) for purposes of this Agreement, all Holders comprising GSO shall be deemed Affiliates of each other, all Holders comprising Solus shall be deemed Affiliates of each other and all Holders comprising Blue Mountain shall be deemed Affiliates of each other.

“Alternative Securities Exchange” means, excluding any National Securities Exchange, any other securities exchange or over-the-counter quotation system, including, without limitation, the NYSE MKT, the NASDAQ Capital Market, any quotation or other listing service provided by the OTC Markets Group or the Financial Industry Regulatory Authority, Inc., any “pink sheet” or other alternative listing service or any successor or substantially equivalent service to any of the foregoing.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 and 13d-5 (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The calculation of beneficial ownership for a Holder shall also include any Related Fund of such Holder.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be opened.

“Bylaws” means the Bylaws of the Company, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capitalized Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Class I Director” means a director of the Board designated as a Class I director in accordance with the Certificate of Incorporation.

“Class II Director” means a director of the Board designated as a Class II director in accordance with the Certificate of Incorporation.

“Class III Director” means a director of the Board designated as a Class III director in accordance with the Certificate of Incorporation.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any shares or capital stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement to which the Company is a party.

“Common Stock Equivalents” means, without duplication, Common Stock and any warrants, options, securities, Indebtedness or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock whether exercisable, convertible or exchangeable at the time of issuance or upon the passage of time or the occurrence of some future event, including, for greater clarity, restricted stock units, performance stock units or any substantially similar award, whether or not settled in Common Stock or a Common Stock Equivalent, if the value of such award is derived from or measured in part or in full from the market value of the Common Stock or a Common Stock Equivalent.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Date” shall have the meaning given to such term in the Plan.

“Equity Interest” means, with respect to any Person, any and all securities, shares, interests, participations or other equivalents, including (i) if such Person is a limited liability company, membership interests (however designated, whether voting or nonvoting) in such limited liability company and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such limited liability company, and (ii) if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership.

“Equity Securities” means common stock or other equity securities or Equity Interest, including any security, bond, note, Indebtedness, warrant, option or other right or instrument exercisable for or exchangeable or convertible into such equity securities or Equity Interest, including, in the case of the Company, Common Stock and Common Stock Equivalents.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exit Facility Loan Agreement” shall have the meaning given to such term in the Plan.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, applied on a consistent basis for the periods involved.

“Holder Ownership Percentage” means a fraction (expressed as a percentage), the numerator of which is the number of shares of Common Stock beneficially owned by a specified Holder at such time, and the denominator of which is the total number of issued and outstanding shares of Common Stock at such time.

“Indebtedness” means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) incurred or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business), (iii) evidenced by notes, bonds, debentures or other similar instruments, (iv) pursuant to conditional sale obligations and title retention agreements (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), (v) constituting Capitalized Lease Obligations, (vi) for the reimbursement of any obligor on any banker’s acceptance, letter of credit or similar credit transaction, (vii) for Indebtedness of others guaranteed by such Person to the extent of such guarantee, (viii) for Interest Swap Obligations and Currency Agreements and (ix) for Indebtedness of any other Person of the type referred to in clauses (i) through (viii) of this definition which is secured by any lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured to the extent of such security interest. The amount of Indebtedness of any Person at any date shall be (A) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and (B) with respect to all contingent obligations described above, the maximum liability as of such date of such Person for any guarantees of Indebtedness for borrowed money of any other Person and the amount required under GAAP to be accrued with respect to any other contingent obligation.

“Initial Board Members” means the directors appointed to the Board pursuant to the Plan.

“Interest Swap Obligations” means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

“MIP” means any equity incentive plan approved by the Board pursuant to which Common Stock, Common Stock Equivalents or any other equity award may be issued to employees, officers and/or directors of the Company and its Subsidiaries as incentive compensation.

“National Securities Exchange” means The NASDAQ Global Market, The NASDAQ Global Select Market or The New York Stock Exchange.

“Person” or “person” means any individual, firm, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Plan” means the Second Amended Joint Plan of Reorganization of CJ Holding Co., et al., Pursuant to Chapter 11 of the Bankruptcy Code (Docket No. 1045), as amended from time to time and as approved by the Bankruptcy Court.

“Preemptive Debt Securities” means any bonds, debentures, notes, or other similar evidences of indebtedness commonly known as “securities,” secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to a registration statement effective under the Securities Act after the Effective Date covering a sale of shares of Common Stock to the public.

“Qualified Pledge” means a bona fide pledge of Common Stock or other Equity Securities in connection with a secured borrowing transaction, the pledgee with respect to which is a financial institution in the business of engaging in secured lending and similar transactions which has entered into such transaction in the ordinary course of such business.

“Related Fund” means, with respect to any Person, an Affiliate or any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such Person, an Affiliate or the same investment manager, advisor or sub-advisor as such Person or an Affiliate of such investment manager, advisor or sub-advisor.

“Required Holders” means GSO and Solus; provided that (x) GSO shall cease to be a Required Holder upon its Holder Ownership Percentage being reduced to less than 5% and (y) Solus shall cease to be a Required Holder upon its Holder Ownership Percentage being reduced to less than 5%.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

“Transfer” means, when used as a verb, to sell, transfer, assign, convey or otherwise dispose, and when used as a noun, any direct or indirect sale, transfer, assignment, conveyance or other disposition, including by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily; provided that (i) no Transfer of shares of Common Stock or other securities shall be deemed to have occurred as a result of the entry into, modification of or existence of any Qualified Pledge until such time as the pledgee commences any action to foreclose upon such shares of Common Stock or other securities, or any shares of Common Stock or other securities are delivered upon settlement or termination of such Qualified Pledge (whichever occurs first); (ii) with respect to any Holder that is a widely held “investment company” as defined in the Investment Company Act of 1940, as amended, or any publicly traded company whose securities are registered under the Exchange Act, a sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of ownership interests in such investment company or publicly traded company shall not be deemed a Transfer; and (iii) with respect to any Holder that is a private equity fund, hedge fund or similar vehicle, any Transfer of limited partnership or other similar non-controlling interests in any entity which is a pooled investment vehicle holding other material investments and which is an equityholder (directly or indirectly) of a Holder, or the change in control of any general partner, manager or similar person of such entity, will not be deemed to be a Transfer for purposes hereof.

1.1.2    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Board Designees	Section 2.1.2
Board Observer	Section 2.1.8(a)
Blue Mountain	Preamble
Company	Preamble
Contracting Parties	Section 6.10
Director Designation Right	Section 2.1.2
Entitled Holder	Section 3.1.2
Excess Shares	Section 3.1.4
GSO	Preamble
Holder	Preamble
Identified Person	Section 4.1.2
Issuance Notice	Section 3.1.2
Non-Party Affiliates	Section 6.10
Opportunity	Section 4.1.1
Opt-In Election	Section 3.1.8
Opt-Out Election	Section 3.1.8
Preemptive Ratio	Section 3.1.2
Preemptive Shares	Section 3.1.2
Related Companies	Section 4.1.3
Replacement Nominee	Section 2.1.3(b)(i)
Solus	Preamble

Section 1.2    Other Definitional and Interpretive Matters. For purposes of this Agreement, the following rules shall apply:

1.2.1    Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

1.2.2    Dollars. Any reference in this Agreement to “$” shall mean U.S. dollars.

1.2.3    Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

1.2.4    Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

1.2.5    Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

1.2.6    Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

1.2.7    Successor Laws. Any reference to any law or code section thereof will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

1.2.8    Heirs, Executors, etc. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.2.8 is intended to authorize any assignment or other Transfer not otherwise permitted by this Agreement.

ARTICLE 2

MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

Section 2.1    Board.

2.1.1    Initial Board Representation. As of the Effective Date the Board consists of the Initial Board Members.

2.1.2    Board Representation; Number of Directors. From and after the Effective Date, the Board shall consist of individuals who may be designated for election from time to time in the following manner subject to Section 2.1.4(b) (a “Director Designation Right”):

(a)    until such time as the rights of GSO are reduced or terminated in accordance with Section 2.1.5, GSO shall be entitled to designate for nomination for election to the Board up to three (3) members of the Board, who shall initially be Michael Zawadzki, a Class I Director, John Kennedy, a Class II Director, and Steven Mueller, a Class III Director;

(b)    until such time as the rights of Solus are reduced or terminated in accordance with Section 2.1.5, Solus shall be entitled to designate for nomination for election to the Board up to two (2) members of the Board, who shall initially be Stuart Brightman, a Class I Director, and Patrick Murray, a Class III Director;

(c)    the Board, or any nominating committee thereof, shall designate for nomination for election to the Board the Chief Executive Officer of the Company, who as of the date hereof is Donald Gawick, who shall be a Class III Director; and

(d)    the Board, or any nominating committee thereof, shall designate for nomination for election to the Board one (1) member of the Board, who shall initially be Michael Roemer, a Class II Director.

Members of the Board designated pursuant to Section 2.1.2(a) and Section 2.1.2(b) or appointed to fill a vacancy by a Required Holder as provided in Section 2.1.3(b)

shall be referred to as the “Board Designees.” For so long as any Required Holder is entitled to designate persons for nomination for election to the Board pursuant to this Article 2, the whole Board shall consist of seven (7) directors unless a different number is approved by prior written consent of the Required Holders.

2.1.3    Board Elections; Board Vacancies; Replacements.

(a)    Board Elections. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as necessary to cause the Board Designees to be nominated and submitted to the stockholders of the Company for election to the Board, or appointed to the Board by the remaining members of the Board, as provided in Section 2.1.3(b) or Section 2.1.3(c). The parties hereto agree that, when considering any Board Designee for nomination or approval for nomination to the Board or any nominating committee thereof, the party or parties entitled to such nomination shall take into account the same criteria (applying such criteria consistently with the Board’s and any such nominating committee’s prior application of such criteria) and use substantially the same procedures as the Board and any such nominating committee historically have considered and used in considering and vetting prior candidates for the Board, including the then-current members of the Board, including taking into account the independence and other corporate governance standards (including applicable to the members of any committee of the Board) of any National Securities Exchange on which the Company is then listed. For the avoidance of doubt, none of the Holders shall have any right to remove any of the Board Designees from the Board, irrespective of whether they nominated such Board Designee.

(b)    Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, then:

(i)    the Person that initially designated such deceased, disabled, retired, resigning or removed director may designate another individual (the “Replacement Nominee”), in accordance with the applicable subsection of Section 2.1.2, to fill such vacancy and serve as a director on the Board by delivering to the Board a written notice signed by the party or parties entitled to such nomination or proposal and the remaining Board members shall appoint such Replacement Nominee to fill such vacancy; provided that, in the case of a member of the Board designated pursuant to Section 2.1.2(a) or Section 2.1.2(b), if a Replacement Nominee is not provided by written notice to the Board within sixty (60) days after such individual has ceased to be a member of the Board then a majority of the remaining Board members then serving shall be entitled to fill such vacancy with an individual to serve in such capacity until the next meeting of stockholders of the Company at which directors are elected and such individuals successor has been elected and qualified; and

(ii)    any vacancy with respect to a person serving as a member of the Board pursuant to Section 2.1.2(c) may be filled by a majority of the remaining Board members then serving with a person then serving as the Chief Executive Officer or, if no person is then serving as the Chief Executive Officer, with a person approved by such majority of the remaining Board members then serving until the appointment of a Chief Executive Officer, at which point such person shall immediately resign and the Chief Executive Officer shall be appointed to the Board.

(c)    Replacements. At an annual meeting of the Company’s stockholders or any special meeting in lieu thereof at which the term of a Board Designee is to expire, the Required Holder that designated such Board Designee shall be entitled by written notice: (i) to request that such Board Designee not be nominated to serve as a director on the Board, in which case the Company and the Board shall take such actions necessary to cause such Board Designee to not be nominated; and (ii) designate a Replacement Nominee for nomination to serve as a director on the Board pursuant to Section 2.1.4(a).

2.1.4    Stockholder Meeting.

(a)    At each annual meeting of the Company’s stockholders or any special meeting in lieu thereof at which the term of any Board Designee is to expire or prior to which there shall be a vacancy on the Board that any Required Holder is then entitled to designate pursuant to Section 2.1.2, such Required Holder shall be entitled to designate for nomination as a director the number of individuals necessary so that, if such designees are elected to the Board at such annual meeting or any special meeting in lieu thereof, the maximum number of Board Designees such Required Holder is entitled to designate pursuant to Section 2.1.2 shall be serving on the Board. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as necessary to cause each Board Designee so designated by any such Required Holder to be nominated for election to the Board at each annual meeting of the Company’s stockholders or any special meeting in lieu thereof. To the extent the Company’s proxy statement for any annual meeting of stockholders, or any special meeting in lieu thereof, includes a recommendation regarding the election of any other nominees to the Board, the Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, include a recommendation of its Board that the stockholders also vote in favor of each Board Designee standing for election at such meeting.

(b)    If any Board Designee has not been designated, or fails to agree to serve on the Board if elected or otherwise provide information reasonably requested by the Board, including to determine such Board Designee’s qualification to serve on the Board and information regarding such Board Designee as required to be included in any proxy statement of the Company with respect to the election of directors, within such time periods as required by the Bylaws or otherwise established by the Board in good faith, then the Board shall not be required to appoint or nominate for election to the Board such Board Designee and shall be entitled to appoint or nominate for election to the Board a person approved by the Board pursuant to the Bylaws.

2.1.5    Reduction; Termination of Rights. The rights of the Required Holders to designate directors under this Section 2.1 shall be reduced and terminated as follows:

(a)    (i) Upon the Holder Ownership Percentage of GSO being reduced to less than 15% but greater than or equal to 10%, GSO’s right to designate three (3) members of the Board pursuant to Section 2.1.2(a) shall be reduced to the right to designate two (2) members of the Board, and (ii) upon the Holder Ownership Percentage of GSO being reduced to less than 10% but greater than or equal to 5%, GSO’s right to designate two (2) members of the Board pursuant to Section 2.1.2(a) shall be reduced to the right to designate one (1) member of the Board; provided that the then current term of any GSO Board Designees then serving on the Board shall not be affected solely by the loss of such right by GSO.

(b)    Upon the Holder Ownership Percentage of Solus being reduced to less than 10% but greater than or equal to 5%, Solus’s right to designate two (2) members of the Board pursuant to Section 2.1.2(b) shall be reduced to the right to designate one (1) member of the Board; provided that the then current term of any Solus Board Designees then serving on the Board shall not be affected solely by the loss of such right by Solus.

(c)    Upon the Holder Ownership Percentage of any Required Holder being reduced to less than 5%, such Required Holder’s right to designate Board Designees to the Board shall immediately expire and such Required Holder’s rights under this Agreement shall also terminate pursuant to Section 5.2; provided that the then current term of any Board Designee designated by such Required Holder shall not be affected solely by the loss of such right by such Required Holder.

2.1.6    Fees; Costs and Expenses. Except for Board Designees who are not employees of the Company or any of its Subsidiaries or an Identified Person (as defined below) or as provided in the following sentence, no Board Designee shall receive an annual retainer, meeting fee or other consideration for serving on the Board (or committee thereof) or any board of directors of any Subsidiary of the Company. The Company will pay and reimburse each Board Designee for all reasonable out-of-pocket expenses incurred by such Board Designee in connection with his or her participation in (or attendance at) meetings of the Board (and committees thereof) and the boards of directors (and committees thereof) of the Subsidiaries of the Company.

2.1.7    Directors’ and Officers’ Insurance. The Company will purchase and will use its reasonable best efforts to maintain director and officer liability insurance in such amounts and such limits as reasonably determined by the Board on behalf of any Person who is or was a member of the Board against any liability asserted against him or incurred by him in any capacity as such, whether or not the Company would have the power to indemnify him against that liability under the Certificate of Incorporation or Bylaws.

2.1.8    Board Observer.

(a)    Solus shall have the right to designate one non-voting observer to the Board (a “Board Observer”) for so long as its Holder Ownership Percentage is at least 5%.

(b)    Subject to the provisions of this Section 2.1.8, the Board Observer shall have right to attend all meetings (including telephonically) of the Board, and the Company shall give the Board Observer copies of all notices, minutes, consents and other materials that it provides to the directors of the Board, it being understood that the rights of the Board Observer to receive such notices or materials or to attend such meetings shall be conditional upon the Company, the Board Observer and Solus entering into a customary confidentiality and restriction on usage agreement in form and substance mutually acceptable to the Board and such Board Observer.

(c)    Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, serve to waive the work product doctrine or any other similarly protective privilege or doctrine, or result in disclosure of trade secrets or a conflict of interest, in each case upon the affirmative vote of a majority of the members of the Board not affiliated with such Board Observer, acting in good faith.

(d)    Neither the presence of the Board Observer at all or at any part of a meeting of the Board, nor the disclosure to the Board Observer of any confidential information, specifically including any material non-public information, shall provide the Board Observer or its Holder with a right to require the Company to disclose publicly any information acquired by such Board Observer in the capacity as such.

(e)    For the avoidance of doubt, the Board Observer shall not be permitted to vote at any meeting of the Board or be counted for purposes of determining whether there is a sufficient quorum for the Board to conduct its business. The Board Observer shall be reimbursed by the Company upon written request (including submission of reasonable documentation) for any reasonable out-of-pocket travel and other reasonable out-of-pocket expenses incurred in order to attend Board meetings.

(f)    The Board Observer shall cease to have any rights hereunder automatically on the date that Solus no longer has the right to designate a Board Observer pursuant to this Agreement. A person’s rights as a Board Observer may be terminated at any time by Solus by delivering written notice of such termination to the Board.

(g)    The Company shall make reasonable best efforts to include the Board Observer as an insured party under any of its directors and officers liability insurance policies.

2.1.9    No Conflicts. Neither the Company nor the Board shall take any action to cause the Bylaws or Certificate of Incorporation to conflict in any respect with the provisions of this Article 2, and if at any time the Bylaws or Certificate of Incorporation are determined to conflict in any manner with this Article 2 or the rights of the Required Holders hereunder, then, subject to requirements under the DGCL, the Company and Board shall take such actions within their control to cause the Bylaws and/or the Certificate of Incorporation, as applicable, not to conflict in any respect with the provisions of this Article 2, including amending the Bylaws or submitting an amendment to the Certificate of Incorporation to the stockholders of the Company for approval.

Section 2.2    Actions Requiring Consent.

2.2.1    From and after the Effective Date, for so long as any Required Holder’s Holder Ownership Percentage is at least 10%, the Company shall not, and, as applicable, shall not permit any Subsidiary of the Company to, take any of the following actions without the prior written consent of each Required Holder whose Holder Ownership Percentage is at least 10%:

(a)    authorize or adopt any certificate of designations relating to any class or series of Preferred Stock (as defined in the Certificate of Incorporation), amend the Certificate of Incorporation to increase the authorized shares of Common Stock or authorize any other class or series or Equity Securities, or authorize a stockholder rights plan or “poison pill” (other than the stockholder rights plan, if any, approved by the Bankruptcy Court);

(b)    issue any Equity Securities of the Company representing in the aggregate more than 10% of the shares of Common Stock issued pursuant to the Plan (as adjusted, if applicable to give effect to any stock dividend, stock split or reverse stock split), excluding (i) shares of Common Stock issued pursuant to the New Warrants (as defined in the Plan) issued pursuant to the Plan and (ii) Common Stock and Common Stock Equivalents (excluding Indebtedness) of the Company representing in the aggregate not more than 10% of the outstanding shares of Common Stock issued pursuant to MIPs approved by the Board;

(c)    issue any Equity Security of any Subsidiary of the Company other than to another Subsidiary of the Company all of which Equity Securities are owned, directly or indirectly, by the Company;

(d)    incur or become obligated (as a guarantor or otherwise) for any Indebtedness in excess of $100 million in the aggregate, excluding any Indebtedness (i) existing on the Effective Date and (ii) under the Exit Facility Loan Agreement;

(e)    make any acquisition, by merger or consolidation, or by purchase of, or investments in, all or substantially all of the assets or stock of, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, in excess of $100 million per transaction or series of related transactions;

(f)    consummate any (i) merger, consolidation, sale (whether by a sale of Equity Securities, lease to a third party or disposition of all or substantially all of the assets) or (ii) other Transfer of the Company or any Subsidiary of the Company in excess of $100 million per transaction or series of related transactions;

(g)    dissolve or liquidate the Company or any Significant Subsidiary, enter into any recapitalization or reorganization of the Company or any Significant Subsidiary or commit any voluntary Act of Bankruptcy with respect to the Company or any Significant Subsidiary;

(h)    reincorporate or convert the Company into any entity other than a corporation or redomicile the Company into any jurisdiction other than Delaware;

(i)    take any actions to list the shares of Common Stock on a National Securities Exchange or any Alternative Securities Exchange, or to conduct or consummate a Public Offering unless the Company is required to do so pursuant to the Registration Rights Agreement;

(j)    voluntarily register the Common Stock under Section 12 of the Exchange Act, unless required by the rules thereunder or pursuant to the Registration Rights Agreement;

(k)    at such time that any Common Stock Equivalent is registered under Section 12 of the Exchange Act or listed on any Alternative Securities Exchange other than the NYSE MKT, take any action to deregister such Common Stock Equivalent or delist such Common Stock Equivalent from such Alternative Securities Exchange;

(l)    other than as required to comply with the rules and regulations of the National Securities Exchange or Alternative Securities Exchange on which the Common Stock becomes listed, establish or grant any authority to any committee of the Board unless such committee is composed solely of Board members and each Board Designee is a member of such committee (with rights to appoint a successor to fill any vacancy of such Board Designee’s position commensurate to such rights as applicable to the Board under this Agreement);

(m)    authorize or adopt any amendment to the Bylaws or the Certificate of Incorporation;

(n)    redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Equity Securities of the Company or any

Subsidiary of the Company, other than (i) the withholding of shares of Common Stock to satisfy tax obligations with respect to awards granted pursuant to MIPs, (ii) the acquisition by the Company of Common Stock Equivalents (excluding Indebtedness) in connection with the forfeiture of such awards or (iii) as contemplated by any applicable MIP; or

(o)    enter into any agreement or other binding obligation to do any of the foregoing.

2.2.2    Confidential information regarding the Company provided to any Required Holder or any representative of a Required Holder pursuant to this Section 2.2 shall be held in confidence and not disclosed to any other Person (other than officers, directors, employees, representatives, financial advisors, legal counsel or other consultants or advisors of Required Holders to whom or on behalf of whose request such disclosure is made) or used for any purpose adverse or detrimental to the Company for so long as such information remains confidential, in each case without the prior written consent of the Company; provided that the voting of any Equity Securities of the Company on any matter on the basis of such information shall not be deemed adverse or detrimental to the Company; and provided, further, that Required Holders may share such information (a) when disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (b) when disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws), (c) when such information becomes generally available to the public other than as a result of a breach of this Agreement or (d) when such information becomes available to any such Person from a source other than the Company and such source is not bound by a confidentiality agreement. Each Required Holder shall be responsible for any breach of this Section 2.2.2 by any of its officers, directors, employees, representatives or advisors.

2.2.3    Required Notice before Exchange Act Section 12 Registration. If the Company plans to register the Common Stock under Section 12 of the Exchange Act pursuant to Section 2.2.1(i) or if the Company is required to register the Common Stock pursuant to Section 12(g) of the Exchange Act, other applicable law, any other provision of this Agreement or otherwise, in each case the Company shall provide a minimum of thirty (30) days prior written notice to the Required Holders of such registration.

ARTICLE 3

PREEMPTIVE RIGHTS

Section 3.1    Preemptive Rights.

3.1.1    The Board, subject to the Plan, the Certificate of Incorporation, the Bylaws, the preemptive rights provided for in this Article 3, and the consent rights provided for in Section 2.2, shall have the authority to issue Common Stock or other Equity Securities of the Company in such amounts and at a purchase price per share of Common Stock or other Equity Security as the Board shall determine.

3.1.2    In the event the Board determines to issue Common Stock, other Equity Securities or Preemptive Debt Securities of the Company or any Subsidiary after obtaining prior written consent of the Required Holders as required by Section 2.2, to the extent applicable (the foregoing, collectively, the “Preemptive Shares”), except as provided in Section 3.1.7, the Board shall give each of the Holders (each such Holder, an “Entitled Holder”), written notice of such proposed issuance at least ten (10) days prior to the proposed issuance date (an “Issuance Notice”). The Issuance Notice shall specify the number and class of Preemptive Shares and the price (or a good faith range of the price if the final price is not then determinable) at which such Preemptive Shares are proposed to be issued and the other material terms and conditions of such Preemptive Shares and of the issuance, including the proposed closing date. Subject to Section 3.1.7, each such Entitled Holder shall be entitled to purchase, at the price (provided that if a range is provided in the Issuance Notice then each Entitled Holder shall be entitled to condition such participation to within a specified price range and/or reserve all rights to elect not to participate upon the final determination of such price) and on the other terms and conditions specified in the Issuance Notice, up to a number of Preemptive Shares equal to (x) the number of Preemptive Shares proposed to be issued by the Company, multiplied by (y) their Holder Ownership Percentage immediately prior to the proposed issuance (the “Preemptive Ratio”).

3.1.3    An Entitled Holder may exercise its rights under Section 3.1.2 by delivering written notice of its election to purchase such Preemptive Shares to the Board within five (5) Business Days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of Preemptive Shares requested to be purchased by the Entitled Holder submitting such notice, up to the maximum amount determined pursuant to the final sentence of Section 3.1.2 above) by such Entitled Holder shall constitute a binding agreement of such Entitled Holder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of Preemptive Shares specified in such Entitled Holder’s notice. If, at the end of such five (5) day period, any Entitled Holder has not exercised its right to purchase any of its Preemptive Ratio of such Preemptive Shares by delivering such notice, such Entitled Holder shall be deemed to have waived all of its rights under this Article 3 with respect to, and only with respect to, the purchase of such Equity Securities specified in the applicable Issuance Notice.

3.1.4    If any of the Entitled Holders fails to exercise its preemptive rights (if any) under this Article 3, or elects to exercise such rights with respect to less than such Entitled Holder’s Preemptive Ratio of the Preemptive Shares (the difference between such Entitled Holder’s Preemptive Ratio of the Preemptive Shares and the number of Preemptive Shares for which such Entitled Holder exercised its preemptive rights under this Article 3, the “Excess Shares”), then the Company (or the applicable Subsidiary) shall offer to sell to the Entitled Holders that have elected to purchase all of their Preemptive Ratio of the Preemptive Shares any Excess Shares, pro rata and at the same price and on the same terms as those specified in the Issuance Notice, and such Entitled Holders shall have the right to acquire all or any portion of such Excess Shares within two (2) Business Days following the expiration of the period specified in Section 3.1.3 by delivering written notice thereof to the Company.

3.1.5    Subject to compliance with this Article 3, the Company shall have sixty (60) days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Preemptive Shares that the applicable Entitled Holders have elected not to purchase at the same (or higher) price and upon such other terms and conditions that, taken as a whole, are not materially less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 60-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event to later than ninety (90) days after the date of the Issuance Notice. If the Board proposes to issue any Preemptive Shares after such 60-day period (or 90-day period, if applicable) or during such 60-day period (or 90-day period, if applicable) at a lower price or on such other terms that are, taken as a whole, materially less favorable to the Company, it shall again comply with the procedures set forth in this Article 3.

3.1.6    The closing of any issuance of Preemptive Shares to the Entitled Holders pursuant to this Article 3 shall take place at the time and in the manner provided in the Issuance Notice. The Company shall be under no obligation to consummate any proposed issuance of Preemptive Shares, nor shall there be any liability on the part of the Company, or the Board to any Entitled Holder, if the Company has not consummated any proposed issuance of Preemptive Shares pursuant to this Article 3 for whatever reason, except for willful misconduct or breach of this Agreement, regardless of whether the Board shall have delivered an Issuance Notice in respect of such proposed issuance.

3.1.7    The preemptive rights under this Article 3 shall not apply to (i) issuances or sales of Equity Securities to employees, officers, directors, managers or consultants of the Company or any of its Subsidiaries pursuant to employee benefits or similar employee or management equity incentive plans or arrangements of the Company or any Subsidiary thereof (including offer letters, employment agreements, appointment letters or any MIP), (ii) issuances or sales in, or in connection with, a merger or reorganization of the Company or any of its Subsidiaries with or into another Person or an acquisition by the Company or any of its Subsidiaries of another Person or substantially all the assets of another Person, in each case, approved in accordance with the terms of this Agreement, to the extent required under Section 2.2, (iii) issuances by the Company or a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (iv) issuances as a dividend or upon any stock split, reclassification, recapitalization, exchange or readjustment of Common Stock, or other similar transaction (in each case, on a pro rata basis), or (v) issuances upon the conversion or exercise of any Common Stock Equivalents of the Company which Common Stock Equivalents were (A) outstanding on the Effective Date or otherwise issued pursuant to the Plan or (B) issued in compliance with the terms and conditions of this Section 3.1.

3.1.8    Neither the Company nor the Board shall effect or authorize a Public Offering unless each Holder is afforded (or shall have waived) rights to acquire shares of Common Stock (as part of such Public Offering or otherwise) commensurate with this Article 3, mutatis mutandis, so that such Holder has the right to maintain its Holder Ownership Percentage as in effect immediately prior to such Public Offering immediately following such Public Offering.

3.1.9    Notwithstanding anything to the contrary in this Agreement, this Article 3 shall not apply to any Holder that is not a Required Holder until such Holder makes an affirmative written election that this Article 3 shall apply to such Holder (an “Opt-In Election”). At any time following a Holder making an Opt-In Election, such Holder may also make a written election that this Article 3 shall no longer apply to such Holder (an “Opt-Out Election”), which election shall cancel any previous Opt-In Election. An Opt-Out Election may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-In Election or Opt-Out Election may revoke such election at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-In Elections and Opt-Out Elections.

ARTICLE 4

CORPORATE OPPORTUNITIES

Section 4.1    Corporate Opportunities.

4.1.1    Any of the Holders, the Board Designees or Board Observers who are employed by any of the Holders or any of their Affiliates and Related Funds, any of the foregoing Persons’ respective Affiliates and Related Funds and any one or more of the respective managers, directors, principals, officers, employees and other representatives of such Persons or their respective Affiliates and Related Funds, in each case who is not also an employee of the Company or any of its Subsidiaries (the foregoing Persons being referred to, collectively, as “Identified Persons”) may now engage, may continue to engage, or may, in the future, engage in the same or similar activities or lines of business as those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage or other business activities that overlap with, are complementary to, or compete with those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall, as a result of its capacity as such, have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Company or any of its Affiliates. No Identified Person shall, as a result of its capacity as such, have any duty or obligation to refer or offer to the Company or any of its Affiliates any Opportunity, and the Company hereby renounces any interest or expectancy of the Company in, or in being offered, an opportunity to participate in any Opportunity which may be a corporate (or analogous) or business opportunity for the Company or any of its Affiliates.

4.1.2    In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Company or any of its Affiliates and shall not be liable to the Company or the stockholders for breach of any purported fiduciary duty by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself, or offers or directs such Opportunity to another Person (including any Affiliate or Related Fund of such Identified Person). Notwithstanding Section 4.1.1 and this Section 4.1.2, the Company does not renounce any intent or expectancy it may have in any Opportunity that is offered to a Board Designee if such Opportunity is expressly first offered to such Person in the capacity of a director of the Company or any of its Subsidiaries or knowledge of such Opportunity is first acquired by such Person solely as a result of such Person’s position as a director of the Company or any of its Subsidiaries.

4.1.3    The Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company, any stockholders of the Company or any of their respective Affiliates, and (a) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (i) the ownership by an Identified Person of any interest in any Related Company, (ii) the affiliation of any Related Company with an Identified Person or (iii) any action taken or omitted by an Identified Person in respect of any Related Company, (b) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Company, any of the stockholders or any of their respective Affiliates, (c) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company, any of its stockholders or any of their respective Affiliates and (d) the Identified Persons are not and shall not be obligated to disclose to the Company, any of the stockholders of the Company or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Company, any of the stockholders of the Company or any of their respective Affiliates in any such business or as to any such opportunities.

4.1.4    In addition to and notwithstanding the foregoing provisions of this Article 4, a corporate (or analogous) or business opportunity shall not be deemed to be an Opportunity for the Company or any of its Affiliates if it is an opportunity (a) that the Company is neither financially or legally able, nor contractually permitted to undertake, (b) that from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (c) in which the Company has no interest or reasonable expectancy.

ARTICLE 5

TERMINATION

Section 5.1    Termination of Agreement. This Agreement shall terminate automatically either (i) immediately prior to the registration of the shares of Common Stock pursuant to Section 12(b) of the Exchange Act in connection with the Common Stock being listed on a National Securities Exchange or the NYSE MKT; or (ii) upon the occurrence of both (A) the Holder Ownership Percentage of each Required Holder being reduced to less than 5% respectively and (B) the Holder Ownership Percentage of all Holders, collectively, being reduced to less than 20%; provided, however, that if such reduction is as a result of dilution from the issuance by the Company of additional shares of Common Stock, then this Agreement shall continue in effect until a Holder disposes of any Common Stock and immediately following such disposition, the Holder Ownership Percentage of each Required Holder is less than 5% and the Holder Ownership Percentage of all Holders, collectively, is less than 20%; provided, further, that (A) Article 1, Article 4, this Article 5 and Article 6 shall survive any termination of this Agreement and (B) the confidentiality obligations of Section 2.2.2 shall survive any termination of this Agreement until the date that is one (1) year following the date of termination of this Agreement.

Section 5.2    Termination as to a Party. A Holder shall immediately without any further action cease to be a Holder and shall have no further rights or obligations (other than pursuant to Section 2.2.2 or Article 4) under this Agreement (i) if such Holder elects to terminate its obligations under this Agreement at any time by giving the Company written notice thereof or (ii) automatically and without any further action by any party upon such Holder’s Holder Ownership Percentage being reduced to less than 5%; provided that if such Holder’s Holder Ownership Percentage is reduced to less than 5% as a result of dilution from the issuance by the Company of additional shares of Common Stock, then such Holder shall continue to be a Holder for purposes of, and retain its rights and obligations as a Holder under, this Agreement until such time thereafter as such Holder disposes of any Common Stock and immediately following such disposition, such Holder’s Holder Ownership Percentage is less than 5%.

Section 5.3    Effect of Termination. Neither the termination of this Agreement nor a Holder ceasing to be a Holder under Section 5.2 shall relieve any Holder of the Company from any violation of this Agreement by such person prior to such termination of this Agreement or such Holder ceasing to be a Holder under Section 5.2.

ARTICLE 6

MISCELLANEOUS

Section 6.1    Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, electronic mail or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Company:

C&J Energy Services, Inc.

3990 Rogerdale Road

Houston, Texas 77042

Attention: General Counsel

Email: danielle.hunter@cjes.com

With a copy to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C.

Email: matt.pacey@kirkland.com

If to any Holder, at its address and the address of its representative, if any, listed on the signature pages hereof

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Timothy Graulich, Stephen Salmon

E-mail: timothy.graulich@davispolk.com,

stephen.salmon@davispolk.com

Any notice or communication hereunder shall be deemed to have been given or made as of the date and time so delivered if personally delivered or as of the date and time so sent if sent by electronic mail, facsimile or registered or certified mail.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Section 6.2    Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

Section 6.3    Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in the United States District Court for the Southern District of New York or any New York state court, in each case, located in the Borough of Manhattan, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.4    Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.4 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 6.5    Successors and Assigns. This Agreement shall be binding upon the Company, each Holder, and their respective successors and permitted assigns; provided that neither the Company nor any Holder may assign any of its rights or obligations under this Agreement without the prior written consent of all Holders then a party to this Agreement (for clarity, excluding Persons who have ceased to be a Holder as provided in Section 5.2) and the Company; provided, however, that a Holder may assign any of its rights or obligations under this Agreement to any Affiliate or Related Fund of such Holder without the prior written consent of any other Holder or the Company.

Section 6.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 6.7    Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.8    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. It is accordingly agreed that, in addition to any other applicable remedies at law or equity, the parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 6.9    No Waivers; Amendments.

6.9.1    No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

6.9.2    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver makes specific reference to this Agreement and (i) in the case of an amendment, such amendment is with the written consent of the Company and the Required Holders; provided, that no provision of this Agreement shall be modified or amended in a manner that is disproportionately and materially adverse to any Holder, without the prior written consent of such Holder, as applicable; and (ii) in the case of a waiver, such waived is signed by the Person against whom it is to be enforced. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, regardless of whether such party has signed such amendment or waiver, and each then current and future holder of all such shares of Common Stock, and the Company.

Section 6.10    Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, Related Fund, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, Related Fund, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Party Affiliates.

Section 6.11    Action by Holders.

(a)    Any action to be taken or consent or approval to be given by GSO, Solus or Blue Mountain pursuant to this Agreement shall be deemed taken, consented to or approved upon the affirmative consent or approval by Holders beneficially owning a majority of the Common Stock beneficially owned by GSO, Solus or Blue Mountain, respectively.

(b)    Any Holder comprising GSO, Solus or Blue Mountain may exercise the rights, and grant any approval or consent, under this Agreement of the other Holders comprising GSO, Solus or Blue Mountain, respectively.

Section 6.12    Further Assurances. Each party shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 6.13    Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 6.14    Independent Agreement by the Holders. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on any Holder vis-à-vis any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[Signature Pages Follow]

SIGNATURES TO STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

C&J ENERGY SERVICES, INC.

By:	/s/ Danielle Hunter
Name:	Danielle Hunter
Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

[Signature Page to Stockholders Agreement]

STOCKHOLDERS: GSO:

GSO Capital Solutions Fund II (Luxembourg) S.a.r.l.

By:	/s/ Elliot Eisenberger
Name:	Elliot Eisenberger
Title:	Manager A

ADDRESS: 345 Park Ave, 30th Floor NY, NY 10154

By:	/s/ Tony Whiteman
Name:	Tony Whiteman
Title:	Manager

ADDRESS: 39 rue de L’Auge C-7221 Beveldage Luxembourg

[Signature Page to Stockholders Agreement]

Solus:

Solus Opportunities Fund 5 LP By Solus Alternative Asset Management LP Its Investment Advisor

By:	/s/ Scott Martin
Name:	Scott Martin
Title:	Executive Vice President & Portfolio Manager

ADDRESS: C/O Solus Alternative Asset Management 410 Park Avenue, Floor 11 New York, NY 10022 Attention: Ryan Cremins Facsimile No.: 212-284-4320 Email: rcremins@soluslp.com

[Signature Page to Stockholders Agreement]

Solus:

Solus Opportunities Fund 3 LP By Solus Alternative Asset Management LP Its Investment Advisor

By:	/s/ Scott Martin
Name:	Scott Martin
Title:	Executive Vice President & Portfolio Manager

ADDRESS: C/O Solus Alternative Asset Management 410 Park Avenue, Floor 11 New York, NY 10022 Attention: Ryan Cremins Facsimile No.: 212-284-4320 Email: rcremins@soluslp.com

[Signature Page to Stockholders Agreement]

Solus:

Ultra Master Ltd By Solus Alternative Asset Management LP Its Investment Advisor

By:	/s/ Scott Martin
Name:	Scott Martin
Title:	Executive Vice President & Portfolio Manager

ADDRESS: C/O Solus Alternative Asset Management 410 Park Avenue, Floor 11 New York, NY 10022 Attention: Ryan Cremins Facsimile No.: 212-284-4320 Email: rcremins@soluslp.com

[Signature Page to Stockholders Agreement]

Blue Mountain:

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS: 280 Park Ave, 12th Floor New York, NY 10017 Attention: General Counsel Facsimile No.: 212-905-3900 Email: legalnotices@bmcm.com

To exercise the Opt-In Election pursuant to Section 3.1.8, please check the box below and countersign:

☒ – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

[Signature Page to Stockholders Agreement]

Blue Mountain:

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS: 280 Park Ave, 12th Floor New York, NY 10017 Attention: General Counsel Facsimile No.: 212-905-3900 Email: legalnotices@bmcm.com

To exercise the Opt-In Election pursuant to Section 3.1.8, please check the box below and countersign:

☒ – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

[Signature Page to Stockholders Agreement]

Blue Mountain:

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS: 280 Park Ave, 12th Floor New York, NY 10017 Attention: General Counsel Facsimile No.: 212-905-3900 Email: legalnotices@bmcm.com

To exercise the Opt-In Election pursuant to Section 3.1.8, please check the box below and countersign:

☒ – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

[Signature Page to Stockholders Agreement]

Blue Mountain:

BLUEMOUNTAIN SUMMIT TRADING L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS: 280 Park Ave, 12th Floor New York, NY 10017 Attention: General Counsel Facsimile No.: 212-905-3900 Email: legalnotices@bmcm.com

To exercise the Opt-In Election pursuant to Section 3.1.8, please check the box below and countersign:

☒ – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

BLUEMOUNTAIN SUMMIT TRADING L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

[Signature Page to Stockholders Agreement]

Blue Mountain:

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS: 280 Park Ave, 12th Floor New York, NY 10017 Attention: General Counsel Facsimile No.: 212-905-3900 Email: legalnotices@bmcm.com

To exercise the Opt-In Election pursuant to Section 3.1.8, please check the box below and countersign:

☒ – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

[Signature Page to Stockholders Agreement]

Blue Mountain:

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS: 280 Park Ave, 12th Floor New York, NY 10017 Attention: General Counsel Facsimile No.: 212-905-3900 Email: legalnotices@bmcm.com

To exercise the Opt-In Election pursuant to Section 3.1.8, please check the box below and countersign:

☒ – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

[Signature Page to Stockholders Agreement]

Blue Mountain:

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

ADDRESS: 280 Park Ave, 12th Floor New York, NY 10017 Attention: General Counsel Facsimile No.: 212-905-3900 Email: legalnotices@bmcm.com

To exercise the Opt-In Election pursuant to Section 3.1.8, please check the box below and countersign:

☒ – The undersigned Holder hereby notifies the Company of its exercise of the Opt-In Election.

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

[Signature Page to Stockholders Agreement]